Exhibit 32.1


                            CERTIFICATION PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report of Titanium Metals Corporation (the "Company") on Form 10-Q for the period ending September 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Annual Report"), we, Harold C. Simmons, Chairman of the Board and Chief Executive Officer of the Company, and Bruce P. Inglis, Vice President - Finance and Corporate Controller of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

         1.       the Quarterly  Report fully complies with the  requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         2. the information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and result of operations of the Company.




January 4, 2006


/s/ Harold C. Simmons
---------------------
Harold C. Simmons
Chairman of the Board and Chief Executive Officer


/s/ Bruce P. Inglis
-------------------
Bruce P. Inglis
Vice President - Finance and Corporate Controller




Note: The certification the registrant furnishes in this exhibit is not deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Registration Statements or other documents filed with the Securities and Exchange Commission shall not incorporate this exhibit by reference, except as otherwise expressly stated in such filing.